UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

July 16, 2019
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per value	VLRX	The Nasdaq Capital Market

Item 8.01. Other Events.

On July 16, 2019, Valeritas Holdings, Inc. (the “Company”) entered into a confidential Settlement Agreement (the “Settlement”) with Roche Diabetes Care, Inc. (“Roche”), whereby the Company and Roche agreed to terminate their previously disclosed Inter Partes Review proceedings related to one of its patents (US Patent No. 6,736,795), which expires on September 23, 2020 (the “Patent”) and dismiss with prejudice all claims and counterclaims asserted by the Company and Roche in connection with their previously disclosed dispute surrounding the Patent. In exchange for the Settlement, Roche has granted the Company a non-exclusive, worldwide, license (the “License”) to use the Patent, upon the terms and conditions set forth in the Settlement. The License will be valid from the date of the Settlement until the Patent expires and/or is no longer enforceable. In connection with the Settlement, the Company will pay to Roche an undisclosed amount in multiple payments over time determined not to be material to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: July 17, 2019                     By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer